EXHIBIT 10.2

               FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT

                           dated as of August 1, 2000


                                     between


                                HEALTHOLOGY, INC.

                                       AND

                                ITS STOCKHOLDERS








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                                Table of Contents
                                                                           Page

Section 1.      Board of Directors............................................1

                1.1      Number of Directors..................................1
                1.2      Election.............................................2
                1.3      Committees...........................................3
                1.4      Vacancies and Removal................................4
                1.5      Voting Cap...........................................4

Section 2.      Right of First Refusal; Co-Sale Right.........................5

                2.1      Restrictions on Transfer.............................5
                2.2      Right of First Refusal...............................5
                2.3      Right of Co-Sale.....................................7
                2.4      Non-Exercise of Rights...............................8
                2.5      Prohibited Transfers.................................9
                2.6      Permitted Transfer...................................9
                2.7      Assignment..........................................10

Section 3.      Restrictions on Transfer.....................................10

                3.1      General.............................................10
                3.2      Legend..............................................10
                3.3      Procedures for Transferring.........................11
                3.4      Termination of Restrictions.........................11

Section 4.      Certain Corporate Actions....................................11


Section 5.      Miscellaneous................................................12

                5.1      Lock-Up Agreements..................................12
                5.2      Termination.........................................12
                5.3      Injunctive Relief...................................12
                5.4      Assignment..........................................12
                5.5      Successors and Assigns..............................12
                5.6      Entire Agreement....................................13
                5.7      Notices.............................................13
                5.8      Modifications; Amendments; Waivers..................13
                5.9      Counterparts........................................13
                5.10     Headings............................................13
                5.11     Severability........................................13
                5.12     Governing Law.......................................14
                5.13     Representations and Warranties......................14
                5.14     Termination of Existing
                         Stockholders' Agreement.............................14
                5.15     Further Assurances..................................14
                5.16     WAIVER OF JURY TRIAL................................14


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                           FIRST AMENDED AND RESTATED
                             STOCKHOLDERS' AGREEMENT

     FIRST AMENDED AND RESTATED STOCKHOLDERS' AGREEMENT, dated as of August 3rd, 2000, among HEALTHOLOGY, INC., a Delaware corporation (the "Company"), the stockholders set forth on Schedule I attached hereto (the "Existing Stockholders"), Le@p Technology, Inc. ("Leap") and Communicade, Inc. ("Communicade") (each of Leap and Communicade, an "Investor," and, collectively with the Existing Stockholders, the "Stockholders").

     WHEREAS, certain of the Stockholders of the Company are currently parties to the Stockholders' Agreement, dated as of March 1, 2000 (the "Existing Stockholders' Agreement") between the Company and the signatories thereto;

     WHEREAS, one of the conditions to the purchase by Communicade under the Series B Stock Purchase Agreement, dated as of the date hereof, between Communicade and the Company (the "Series B Agreement") of the shares of Series B Convertible Voting Preferred Stock, par value $.01 per share (the "Series B Preferred Stock"), is the amendment and restatement of the Existing Stockholders' Agreement;

     WHEREAS, upon consummation of the transactions contemplated by the Series B Stock Agreement the Stockholders will own the number of shares of Common Stock, par value $.01 per share (the "Common Stock") and the number of shares of Series A Convertible Voting Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and/or the number of shares of Series B Preferred Stock of the Company as set forth on Schedule I and Schedule II attached hereto (collectively, the "Shares").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and the investment by Communicade under the Series B Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows (capitalized terms used herein and not defined herein have the meanings set forth in the Series B Agreement):

Section 1.  Board of Directors

     1.1 Number of Directors.

     The authorized number of the Company's Board of Directors (the "Board of Directors") shall not be more than nine (9). Notwithstanding the foregoing, the authorized number of directors stated in the prior sentence may be changed upon the affirmative vote of a majority of the members of the Board of Directors, which such vote shall include the affirmative vote of one of the Leap Directors and one of the Communicade Directors (each as defined below).

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     1.2 Election.

     (a) At any time at which Stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, Steven M. Haimowitz, M.D. shall be entitled to cause and maintain the election to the Board of Directors of one (1) representative. Such representative shall initially be Steven M. Haimowitz, M.D.

     (b) At any time at which Stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, Matthew Caleb, M.D. shall be entitled to cause and maintain the election to the Board of Directors of one (1) representative. Such representative shall initially be Matthew Caleb, M.D.

     (c) At any time at which Stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, Janice Lazo and Franco Foti shall be entitled to cause and maintain the election to the Board of Directors of one (1) representative.

     (d) As long as Leap or its Permitted Transferees (as defined below) owns at least 50% of the aggregate amount of such shares of Series A Preferred Stock originally purchased, any time at which stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, the Stockholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them so as to cause and maintain the election to the Board of Directors of two (2) representatives designated by Leap. As long as Leap or its Permitted Transferees owns at least 25% of the aggregate amount of such shares of Series A Preferred Stock originally purchased, any time at which stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, the Stockholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them so as to cause and maintain the election to the Board of Directors of one (1) representative designated by Leap. The Leap representatives shall initially be Robert G. Tancredi, M.D. and John J. Rydzewski (the "Leap Directors"), it being understood that the Stockholders shall not be obligated to vote their shares of capital stock in favor of more than two (2) such representatives. Notwithstanding the foregoing, in the event that subsequent to the Closing Date the Company issues $7.0 million or more in equity securities to one investor, and that investor is only entitled to designate one (1) director (or no director), then Leap will be entitled to designate only one (1) director, and the Stockholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them so as to cause and maintain the election to the Board of Directors of only one (1) representative designated by Leap.

     (e) As long as Communicade or its Permitted Transferees (as defined below) owns at least 50% of the aggregate amount of such shares of Series B Preferred Stock originally purchased, any time at which stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, the Stockholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them so as to cause and maintain the election to the Board of Directors of two (2) representatives designated by Communicade. As long as Communicade or its Permitted Transferees owns at least 25% of the aggregate amount of such shares of Series B Preferred

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Stock originally purchased, any time at which stockholders of the Company will have the right to or will vote shares of capital stock of the Company in an election of directors, the Stockholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them so as to cause and maintain the election to the Board of Directors of one (1) representative designated by Communicade. The Communicade representatives shall initially be Jerry A. Neumann and Thomas L. Harrison (the "Communicade Directors and collectively with the Leap Directors, the "Investor Directors"), it being understood that the Stockholders shall not be obligated to vote their shares of capital stock in favor of more than two (2) such representatives. Notwithstanding the foregoing, in the event that subsequent to the Closing Date the Company issues $10.0 million or more in equity securities to one investor, and that investor is only entitled to designate one (1) director (or no director), then Communicade will be entitled to designate only one (1) director, and the Stockholders shall vote all shares of capital stock of the Company presently owned or hereafter acquired by them so as to cause and maintain the election to the Board of Directors of only one (1) representative designated by Communicade.

     (f) If any Stockholder shall refuse to vote the Shares held by it as provided in this Agreement at any meeting of the Stockholders of the Company, or shall refuse to give its written consent in lieu of a meeting, thereupon, without further action by such Stockholder, the President or any Vice President of the Company shall be, and hereby is, irrevocably constituted the attorney-in-fact and proxy of such Stockholder for the purpose of voting, and shall vote such shares at such meeting as provided in this Agreement, or give such consent, as the case may be. Should the provisions of this Agreement be construed to constitute the granting of proxies, such proxies shall be deemed coupled with an interest and are irrevocable for the term of this Agreement.

     (g) It is agreed and understood that monetary damages would not adequately compensate an injured party for the breach of this Agreement by any party, that this Agreement shall be specifically enforceable, and that any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order. Further, each party hereto waives any claim or defense that there is an adequate remedy at law for such breach of threatened breach.

     1.3 Committees.

     At all times the Board of Directors shall have both a Compensation Committee and an Audit Committee in addition to such other committees as are created by the Board of Directors. The Compensation Committee shall be comprised of Steven M. Haimowitz, M.D., one independent director determined in accordance with the Independent Director Standards issued by the Securities and Exchange Commission and the American Institute of Certified Public Accountants (the "Independent Director") and one director designated by Communicade. Notwithstanding the foregoing, until an Independent Director is elected to the Board of Directors, Steven M. Haimowitz, M.D., Matthew Caleb, M.D. and Jerry A. Neumann shall act as the Compensation Committee (the "Initial Compensation Committee"); provided, however, that the Initial Compensation Committee shall not have the power to act with respect to compensating or altering the current compensation of either Steven M. Haimowitz, M.D. or Matthew Caleb, M.D., and provided, further, that the Initial Compensation Committee shall not have the power to grant options or warrants to purchase more than (i) 100,000 shares of

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Common Stock of the Company to any individual or (ii) 500,000 shares of Common
Stock of the Company in the aggregate without the unanimous consent of the Initial Compensation Committee. If by the time that is ninety (90) days after the Closing Date an Independent Director has not yet been elected to the Board of Directors, the Initial Compensation Committee shall consist only of Steven Haimowitz, M.D., one Communicade Director and one Leap Director. The Audit Committee shall be comprised exclusively of Independent Directors and Investor Directors, as determined by the Board of Directors.

     1.4 Vacancies and Removal.

     (a) Each director designated in Section 1.2 shall be elected at any annual or special meeting of Stockholders (or by written consent in lieu of a meeting of Stockholders) and shall serve until his successor is elected and qualified or until his earlier resignation or removal.

     (b) The director elected by Steven M. Haimowitz, M.D. may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of Steven M. Haimowitz, M.D. The director elected by Matthew Caleb, M.D. may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of Matthew Caleb, M.D. The director elected by Janice Lazo and Franco Foti may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of Janice Lazo and Franco Foti. Each Leap Director may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of Leap. Each Communicade Director may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of Communicade. Each Independent Director may be removed during his or her term of office, without cause, by and only by the affirmative vote or written consent of not less than five directors.

     (c) Any vacancy in the office of the director appointed by Steven M. Haimowitz, M.D. may only be filled by a designee of Steven M. Haimowitz, M.D. Any vacancy in the office of the director appointed by Matthew Caleb, M.D. may only be filled by a designee of Matthew Caleb, M.D. Any vacancy in the office of the director appointed by Janice Lazo and Franco Foti may only be filled by a designee of Janice Lazo and Franco Foti. Any vacancy in the office of any Leap Director may only be filled by a designee of Leap. Any vacancy in the office of any Communicade Director may only be filled by a designee of Communicade. Each Stockholder shall vote its shares of capital stock of the Company (or act by written consent) to elect each such designee to the Board of Directors.

     (d) The Company shall pay the reasonable out-of-pocket expenses incurred by each director in connection with attending the meetings of the Board of Directors and any committees thereof. So long as either Investor shall be entitled to designate a director pursuant to Section 1.2(c), the Company's Certificate of Incorporation and Bylaws shall provide for indemnification and exculpation of directors to the fullest extent permitted under applicable law. The Company shall enter into indemnity agreements with the Investor Directors on terms no less favorable than any other director of the Company.

     1.5 Voting Cap. Notwithstanding the foregoing, on all matters that shall come before the stockholders of the Company for a vote, Communicade shall only

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be entitled to vote, in its discretion, its Shares (on an as-converted basis) in an amount of up to 19% of the total issued and outstanding voting securities of the Company.

     1.6 Stockholder Voting. Except as declared advisable by the Board of Directors in accordance with Section 1.1, the Stockholders will not vote for any amendment or change to the certificate of incorporation or Bylaws of the Company providing for the election of more or less than nine (9) directors, or any other amendment or change to the certificate of incorporation or Bylaws of the Company inconsistent with the terms of this Agreement.

Section 2.   Right of First Refusal; Co-Sale Right

     2.1 Restrictions on Transfer.

     Without limiting any other restriction contained in this Agreement, no Stockholder may sell, assign, transfer, pledge, bequeath, hypothecate, mortgage, grant any proxy with respect to, or in any other way encumber or otherwise dispose of, directly or indirectly (collectively, a "Transfer") any shares except pursuant to a Permitted Transfer (as defined below) or unless such Stockholder first complies with the provisions of Sections 2 and 3.

     2.2 Right of First Refusal.

     (a) Transfer Notice. If at any time a Stockholder (the "Selling Stockholder") proposes to Transfer equity securities to one or more unrelated third parties (which parties shall be accredited investors) pursuant to an understanding with such third parties, then such Selling Stockholder shall give the Company and each Stockholder written notice of the Selling Stockholder's intention to make the Transfer (the "Transfer Notice"), which Transfer Notice shall include (i) a description of the equity securities to be transferred ("Offered Shares"), (ii) the identity of the prospective transferee(s) and (iii) the consideration and the material terms and conditions upon which the proposed Transfer is to be made. The Transfer Notice shall certify that the Selling Stockholder has received a firm offer from the prospective transferee(s) and in good faith believes a binding agreement for the Transfer is obtainable on the terms set forth in the Transfer Notice. The Transfer Notice shall also include a copy of any written proposal, term sheet or letter of intent or other agreement relating to the proposed Transfer. The Company shall provide any information reasonably requested by a Selling Stockholder to be provided to a potential purchaser of such Selling Stockholder's Shares.

     (b) Company's Option. The Company shall have an option for a period of ten
(10) days from receipt of the Transfer Notice to elect to purchase the Offered Shares at the same price and subject to the same material terms and conditions as described in the Transfer Notice. The Company may exercise such purchase option and, thereby, purchase all (or a portion of) the Offered Shares by notifying the Selling Stockholder in writing before expiration of such ten (10) day period as to the number of such shares which it wishes to purchase. If the Company gives the Selling Stockholder notice that it desires to purchase such shares, then payment for the Offered Shares shall be by check or wire transfer, against delivery of the Offered Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be not later than fifteen (15) days after the Company's receipt of the Transfer Notice, unless the Transfer Notice contemplated a later closing with

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the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.2(e). If the Company fails to purchase all of the Offered Shares by exercising the option granted in this Section 2.2(b) within the period provided, the Offered Shares shall be subject to the options granted to the Stockholders pursuant to this Agreement.

     (c) Additional Transfer Notice. Subject to the Company's right set forth in
Section 2.2(b), if at any time the Selling Stockholder proposes a Transfer, then, after the Company has declined to purchase all, or a portion of, the Offered Shares, the Selling Stockholder shall give each Stockholder an "Additional Transfer Notice" which shall include all of the information and certifications required in a Transfer Notice and shall additionally identify the Offered Shares which the Company has declined to purchase (the "Remaining Shares") and briefly describe Stockholders' rights of first refusal and co-sale (if applicable) with respect to the proposed Transfer.

     (d) Stockholders' Option. The Stockholders shall have an option for a period of ten (10) days from the Stockholders' receipt of the Additional Transfer Notice from the Selling Stockholder set forth in Section 2.2(c) to elect to purchase their respective pro rata shares of the Remaining Shares at the same price and subject to the same material terms and conditions as described in the Additional Transfer Notice. Each Stockholder may exercise such purchase option and, thereby, purchase all or any portion of his, her or its pro rata share (with any reallotments as provided below) of the Remaining Shares, by notifying the Selling Stockholder and the Company in writing, before expiration of the ten (10) day period as to the number of such shares which he, she or it wishes to purchase (including any reallotment). Each Stockholders' pro rata share of the Remaining Shares shall be a fraction of the Remaining Shares, of which the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) owned by such Stockholder on the date of the Transfer Notice shall be the numerator and the total number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Preferred Shares) held by all Stockholders on the date of the Transfer Notice shall be the denominator. Each Stockholder shall have a right of reallotment such that, if any other Stockholder fails to exercise the right to purchase its full pro rata share of the Remaining Shares, the other participating Stockholders may exercise an additional right to purchase, on a pro rata basis, the Remaining Shares not previously purchased. Each Stockholder shall be entitled to apportion Remaining Shares to be purchased among its partners and affiliates, provided that such Stockholder notifies the Selling Stockholder of such allocation. If a Stockholder gives the Selling Stockholder notice that it desires to purchase its pro rata share of the Remaining Shares and, as the case may be, its reallotment, then payment for the Remaining Shares shall be by check or wire transfer, against delivery of the Remaining Shares to be purchased at a place agreed upon between the parties and at the time of the scheduled closing therefor, which shall be not later than fifteen (15) days after the Stockholder's receipt of the Additional Transfer Notice, unless the Transfer Notice contemplated a later closing with the prospective third party transferee(s) or unless the value of the purchase price has not yet been established pursuant to Section 2.2(e).

     (e) Valuation of Property. Should the purchase price specified in the Transfer Notice or Additional Transfer Notice be payable in property other than cash or evidences of indebtedness, the Company (or the Stockholders) shall have the right to pay the purchase price in the form of cash equal in amount to the

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value of such property. If the Selling Stockholder and the Company (or the
Stockholders) cannot agree on such cash value within ten (10) days after the Company's receipt of the Transfer Notice (or the Stockholders' receipt of the Additional Transfer Notice), the valuation shall be made by an appraiser of recognized standing selected by the Selling Stockholder and the Company (or the Stockholders) or, if they cannot agree on an appraiser within twenty (20) days after the Company's receipt of the Transfer Notice (or the Stockholders' receipt of the Additional Transfer Notice), each shall select an appraiser of recognized standing and the two appraisers shall designate a third appraiser of recognized standing, whose appraisal shall be determinative of such value. The cost of such appraisal shall be shared equally by the Selling Stockholder and the Company (or the Stockholders) (with the half of the cost borne by the Stockholders pro rata by each based on the number of shares such parties were interested in purchasing pursuant to this Section 2.2). The Selling Stockholder may elect, either before or after an appraisal has been completed, to withdraw its offer to make a Transfer, in which event all options to purchase under this Section 2.2 shall be null and void as to such withdrawn Transfer; provided, however, that in such event, the Selling Stockholder shall bear all the costs of the appraisal, if any, including any costs associated with the selection and retention of appraiser(s). If the time for the closing of the Company's purchase (or the Stockholders') has expired but for the determination of the value of the purchase price offered by the prospective transferee(s), then such closing shall be held on or prior to the fifth business day after such valuation shall have been made pursuant to this subsection.

     (f) Notwithstanding anything else contained in this Subsection 2.2, neither the Company nor any Stockholder shall have the right to purchase any Offered Shares unless all of the Offered Shares are to be purchased pursuant to the exercise of the right of first refusal granted hereby.

     (g) The Company may not assign its rights of refusal under this Section
2.2.


     2.3 Right of Co-Sale.

     (a) To the extent the Company and the Stockholders do not exercise their respective rights of first refusal as to all of the Offered Shares pursuant to
Section 2.2, then each of the Investors, if it or they so notify the Selling Stockholder (the "Co-Sale Notice") in writing within thirty (30) days after receipt of the Transfer Notice referred to in Section 2.2(a), shall have the right to participate in such sale of equity securities on the same terms and conditions as specified in the Transfer Notice. Each Investor's notice to the Selling Stockholder shall indicate the number of shares of equity securities the Investor wishes to sell under this Section 2.3. To the extent an Investor exercises such right in accordance with the terms and conditions set forth below, the number of shares of equity securities that the Selling Stockholder may sell in the Transfer shall be correspondingly reduced. Notwithstanding the foregoing, neither Investor shall have the right to participate in any sale of equity securities made by the other Investor.

     (b) Each Investor may sell, at its discretion, all or any part of the greater of (i) that number of shares of equity securities equal to the product obtained by multiplying (a) the aggregate number of shares of equity securities covered by the Transfer Notice by (b) a fraction, the numerator of which is the number of shares of Common Stock (including shares of Common Stock issuable upon conversion of Shares) owned by the Investor on the date of the Co-Sale Notice

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and the denominator of which is the total number of shares of Common Stock
(including shares of Common Stock issuable upon conversion of Shares) owned by the Selling Stockholder and the Investor on the date of the Co-Sale Notice or
(ii) an equivalent number of shares to that being sold by the Selling Stockholder pursuant to this Section 2.3.

     (c) Each Investor shall effect its participation in the sale by promptly delivering to the Selling Stockholder for transfer to the prospective purchaser one or more certificates, properly endorsed for transfer, which represent:

          (i) the type and number of shares of equity securities which the Investor elects to sell; or

          (ii) that number of shares of equities securities which are at such time convertible into the number of shares of Common Stock which the Investor elects to sell; provided, however, that if the prospective third-party purchaser objects to the delivery of equity securities in lieu of Common Stock, the Investor shall convert such equity securities into Common Stock and deliver Common Stock as provided in this Section 2.3. The Company agrees to make any such conversion concurrent with the actual transfer of such shares to the purchaser and contingent on such transfer.

     (d) The stock certificate or certificates that an Investor delivers to the Selling Stockholder pursuant to Section 2.3(c) shall be transferred to the prospective purchaser in consummation of the sale of the equity securities pursuant to the terms and conditions specified in the Transfer Notice, and the Selling Stockholder shall concurrently therewith remit to the Investor that portion of the sale proceeds to which the Investor is entitled by reason of its participation in such sale. To the extent that any prospective purchaser or purchasers prohibits such assignment or otherwise refuses to purchase shares or other securities from the Investor exercising its rights of co-sale hereunder, the Selling Stockholder shall not sell to such prospective purchaser or purchasers any equity securities unless and until, simultaneously with such sale, the Selling Stockholder shall purchase such shares or other securities from the Investor for the same consideration and on the same terms and conditions as the proposed transfer described in the Transfer Notice. Each Investor shall retain all rights with respect to the Shares until receipt of payment of the purchase price therefor.

     (e) Notwithstanding the foregoing, an Investor may elect, if it is dissatisfied with the definitive documentation relating to its right of co-sale, to withdraw its participation under this subsection 2.3.

     2.4 Non-Exercise of Rights. To the extent that the Company and the Stockholders have not exercised their rights to purchase the Offered Shares or the Remaining Shares within the time periods specified in Section 2.2 and to the extent that the Investors have not exercised their rights to participate in the sale of the Offered Shares or the Remaining Shares within the time periods specified in Section 2.3, the Selling Stockholder shall have a period of ninety
(90) days from the expiration of such rights in which to sell the Offered Shares or the Remaining Shares, as the case may be, upon terms and conditions (including the purchase price) no more favorable than those specified in the Transfer Notice to the third-party transferee(s) identified in the Transfer Notice. In the event Selling Stockholder does not consummate the sale or disposition of the Offered Shares or the Remaining Shares within the ninety (90)

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day period from the expiration of these rights, the Company's and the
Stockholder's first refusal rights and the Investors' co-sale rights shall continue to be applicable to any subsequent disposition of the Offered Shares or the Remaining Shares by the Selling Stockholder until such right lapses in accordance with the terms of this Agreement. Furthermore, the exercise or non-exercise of the rights of the Company and the Stockholders under this
Section 2 to purchase equity securities from the Selling Stockholder or to participate in sales of equity securities by the Selling Stockholder shall not adversely affect their rights to make subsequent purchases from the Selling Stockholder of equity securities or subsequently participate in sales of equity securities by the Selling Stockholder.

     2.5 Prohibited Transfers.

     (a) In the event a Selling Stockholder should sell any equity securities in contravention of the Company's and the Stockholders' rights of first refusal and the Investors' co-sale rights, such sale shall be void and the Company agrees it will not effect such a transfer nor will it treat any alleged transferee(s) as the holder of such shares without the written consent of all Stockholders or the Investors, as the case may be.

     (b) No Stockholder may transfer Shares to any competitor of the Company or any party affiliated with a competitor of the Company. For purposes of this
Section 2.5(b), a "competitor" shall mean any person or entity engaged in a business which involves (i) the production or distribution of healthcare content, (ii) the provision of on-line health-related interactive marketing services, (iii) the establishment of a network of healthcare professionals for the purpose of on-line activities or (iv) the creation or maintenance of healthcare related web sites.

     2.6 Permitted Transfer.

     (a) The terms and conditions of Sections 2.1, 2.2, and 2.3 shall not apply to any Permitted Transfer by any Stockholder. For purposes of this Agreement, "Permitted Transfer" means (a) any transfer by any Stockholder who is a natural person (i) to or for the benefit of any parent, sibling, spouse, child or grandchild of such Stockholder, or to a trust for the benefit of any such Stockholder, or to a trust for the benefit of any of the foregoing, (ii) by will or the laws of descent and distribution or (iii) to a Stockholder or (b) any transfer by an Investor to any of its partners, subsidiaries or affiliates or any Stockholders (any person to whom a Permitted Transfer is made being defined as a "Permitted Transferee"); provided, that it shall be a condition of each such Transfer (A) that the Permitted Transferee agree to be bound by the terms and conditions of this Agreement as a Stockholder and execute a counterpart of this Agreement, as set forth in Section 4.3 and (B) voting control over the Shares to be transferred shall be retained by the transferring Stockholder. For purposes of this Section 2.6, an affiliate of an Investor shall mean a person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Investor.

     (b) The rights of Section 2.2 shall not apply to Transfers by Stockholders that own less than .25% of the outstanding shares of Common Stock on a fully diluted basis.

     2.7 Assignment. The right of each Stockholder to purchase or sell any equity securities from or with any Selling Stockholder may be assigned in whole or in part to any partner, subsidiary, affiliate or Stockholder.

Section 3.   Restrictions on Transfer

     3.1 General.

     The Shares may not be Transferred except after compliance with the conditions specified in this Section and Section 2. Any attempt by any Stockholder to transfer any Shares in violation of any provision of this Agreement will be void. The Company will not be required (i) to transfer on its books any Shares that have been transferred in violation of this Agreement, or
(ii) to treat as owner of such Shares, or to accord the right to vote or pay dividends to any purchaser, donee or other transferee to whom such Shares may have been so transferred.

     3.2 Legend.

     (a) Each certificate representing Shares shall (unless otherwise permitted by the provisions of Section 3.4(a)) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THESE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SUCH ACT."

     (b) Each certificate representing Shares shall (unless otherwise permitted by the provisions of Section 3.4(b)) be stamped or otherwise imprinted with a legend in substantially the following form:

                  "THE TRANSFER AND VOTING OF THESE SECURITIES IS SUBJECT TO THE TERMS AND CONDITIONS SPECIFIED IN A STOCKHOLDERS' AGREEMENT, DATED AS OF AUGUST 1, 2000, BETWEEN HEALTHOLOGY, INC. (THE "COMPANY"), AND THE STOCKHOLDERS OF THE COMPANY, AND NO TRANSFER OF THESE SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

     3.3 Procedures for Transferring.

     Upon request by the Company, any Stockholder Transferring Shares shall deliver a written opinion of counsel for such Stockholder, addressed to the Company, stating that in the opinion of such counsel (which opinion and counsel shall be reasonably satisfactory to the Company), the proposed Transfer does not involve a transaction requiring registration or qualification of such Shares under the Securities Act of 1933, as amended (the "Securities Act") or the securities or "blue sky" laws of any state of the United States. Subject to
Section 2, such Stockholder shall be entitled to Transfer such Shares if the Company does not reasonably object to such Transfer and request such opinion within fifteen (15) days after delivery of Transfer Notice to the Company, or, if it requests such opinion, after it has received such opinion. Subject to
Section 3.4, each certificate or other instrument evidencing the securities issued upon the Transfer of any Shares (and each certificate or other instrument evidencing any untransferred balance of such Shares) shall bear the legends set forth in Section 3.2.

     3.4 Termination of Restrictions.

     (a) If (i) any Shares are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act or in a transaction contemplated by Section 3.3 which does not require that the Shares so transferred bear the legend set forth in Section 3.2(a) or (ii) the holder of Shares has met the requirements for Transfer of such restricted shares under Rule 144(k) under the Securities Act (subject to the delivery of opinions as set forth above), then the holder of such Shares shall be entitled to receive from the Company, without expense, a new certificate not bearing the restrictive legend set forth in Section 3.2(a).

     (b) Upon the termination of this Agreement pursuant to Section 5.2, the holders of Shares shall be entitled to receive from the Company, without expense, new certificates not bearing the restrictive legend set forth in
Section 3.2(b).

Section 4.   Certain Corporate Actions

     If the Stockholders of more than 66 2/3% of the Company's equity securities, including the Series A Preferred Stock and Series B Preferred Stock as if converted, but not including outstanding options and warrants desire to sell all of their shares to a purchaser who wishes to purchase all of the Company's outstanding shares at a price in excess of $3.00 per share, subject to adjustment for stock dividends, stock splits, or similar events, then such Stockholders shall have the right, upon twenty (20) days prior written notice, to require the other Stockholders of the Company to sell, and the purchaser shall purchase, all of their shares on the same terms and conditions.

Section 5.   Miscellaneous

     5.1 Lock-Up Agreements.

     Steven M. Haimowitz, MD, Matthew R. Caleb, MD, Franco Foti, Janice Lazo, BW Ventures I, LLP, Gorann, LLC, Spydre LLC and the Investors agree to execute lock-up agreements with the Company pursuant to which such Stockholders will agree, if so requested by the Company or any underwriters' representative in connection with the first public offering of the Common Stock of the Company, not to sell or otherwise transfer any securities of the Company during a period of up to one hundred and eighty (180) days following the effective date of the registration statement.

     5.2 Termination.

     This Agreement shall terminate and be of no further force or effect from and after the consummation of a Qualified Public Offering, as defined in the First Amended and Restated Investor Rights Agreement.

     5.3 Injunctive Relief.

     It is acknowledged that it will be impossible to measure the damages that would be suffered by the parties hereto if any other party fails to comply with the provisions of this Agreement and that in the event of any such failure, the affected party will not have an adequate remedy at law. The affected party shall, therefore, be entitled to obtain specific performance of the obligations hereunder and to obtain immediate injunctive relief. The other party shall not argue, as a defense to any proceeding for such specific performance or injunctive relief, that the affected party has an adequate remedy at law.

     5.4 Assignment.

     (a) Without limiting the restrictions on transfer contained in any other agreement between the Company and any Stockholder and in this Agreement, the Company and each Stockholder (in the case of a transfer of Shares) shall cause any person or entity who acquires Shares to become a Stockholder hereunder, unless at the time of such purchase such person or entity was a Stockholder, in which case such person or entity shall remain a Stockholder hereunder.

     (b) Execution of a counterpart of this Agreement by any person or entity who acquires Shares and an amendment adding the name or such person or entity shall be a condition of any acquisition of such Shares by such person or entity.

     5.5 Successors and Assigns.

     This Agreement shall bind and inure to the benefit of the Company and the Stockholders and, subject to Section 5.4, their respective successors and assigns, and such successors and assigns shall obtain all of the rights of their respective assignors.

     5.6 Entire Agreement.

     This Agreement contains the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior arrangements or understandings with respect hereto.

     5.7 Notices.

     All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument and shall be deemed to have been duly given when delivered in person, by telecopy, by nationally-recognized overnight courier, or by first class registered or certified mail, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated in writing by the addressee as follows: (a) if to an Existing Stockholder, at the address and telecopier numbers set forth on Schedule I, (b) if to an Investor, at the address and telecopier numbers set forth in Schedule II, and (c) if to the Company, at the address set forth in the Series B Agreement. All such notices, requests, consents and other communications shall be deemed to have been delivered (a) in the case of personal delivery or delivery by telecopy, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the next business day and (c) in the case of mailing, on the third business day following such mailing if sent by certified mail, return receipt requested.

     5.8 Modifications; Amendments; Waivers.

     The terms and provisions of this Agreement may not be modified, waived or amended, except pursuant to a writing signed by each of (i) the Company, (ii) the Investors and (iii) the Existing Stockholders holding at least 51% of the outstanding shares of Common Stock (on an as-converted basis).

     5.9 Counterparts.

     This Agreement may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement.

     5.10 Headings.

     The headings of the various sections of this agreement have been inserted for convenience of reference only and shall not be deemed to be a part of this Agreement.

     5.11 Severability.

     It is the desire and intent of the parties that the provisions of this Agreement be enforced to the fullest extent permissible under the law and public policies applied in each jurisdiction in which enforcement is sought. Accordingly, if any provision of this Agreement would be held in any jurisdiction to be invalid, prohibited or unenforceable for any reason, such provision, as to such jurisdiction, shall be ineffective, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction. Notwithstanding the foregoing, if such provision could be more narrowly drawn so as not to be invalid, prohibited or unenforceable in such jurisdiction, it shall, as to such jurisdiction, be so narrowly drawn, without invalidating the remaining provisions of this Agreement or affecting the validity or enforceability of such provision in any other jurisdiction.

     5.12 Governing Law.

     This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles governing conflicts of laws.

     5.13 Representations and Warranties.

     Each Stockholder represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such Stockholder and constitutes the valid and binding obligation of such Stockholder, enforceable in accordance with its terms, and (b) each Stockholder has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement. No holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Agreement.

     5.14 Termination of Existing Stockholders' Agreement.

     It is the intention of the Stockholders that the terms and conditions of this Agreement amend, restate and supersede in all respects the terms and conditions set forth in the Existing Stockholders' Agreement.

     5.15 Further Assurances.

     The parties shall cooperate and take such actions, and execute such other documents as either may reasonably request in order to carry out the provisions or purposes of this Agreement.

     5.16 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM, WHETHER IN CONTRACT OR TORT, AT LAW OR IN EQUITY, ARISING OUT OF OR IN ANY WAY RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.





                      [Signature Pages Immediately Follow]

     IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Stockholders' Agreement as of the date first above written.

HEALTHOLOGY, INC.                            LE@P TECHNOLOGY, INC.



By:/s/ Steven M. Haimowitz, MD            By:/s/ Robert G. Tancredi, MD
   ------------------------------------      ----------------------------------
   Steven M. Haimowitz, M.D., President      Robert G. Tancredi, MD, President
   and Chief Executive Officer               and Chief Executive Officer



                                             COMMUNICADE, INC.



                                          By:/s/ Jerry A. Neuman
                                             ----------------------------------
                                             Jerry A. Neumann
                                             Vice President




                  [SIGNATURE PAGE TO THE STOCKHOLDERS AGREEMENT]

     IN WITNESS WHEREOF, the parties have executed this First Amended and Restated Stockholders' Agreement as of the date first above written.


                                                        EXISTING STOCKHOLDERS:




                                                        /s/ Steven M. Haimowitz
                                                        -----------------------
                                                        Steven M. Haimowitz, MD



                                                        /s/ Matthew Caleb
                                                        -----------------------
                                                        Matthew Caleb, MD



                                                        /s/ Franco Foti
                                                        -----------------------
                                                        Franco Foti


                                                        /s/ Janice Lazo
                                                        ------------------------
                                                        Janice Lazo


                                                        /s/ Palle Pedersen
                                                        ------------------------
                                                        SPYDRE TECHNOLOGIES, LLC



                                                        /s/ David Beatty
                                                        ------------------------
                                                        GORANN LLC



                                                        /s/ Thomas A. Humphreys
                                                        ------------------------
                                                        BW VENTURES I, LLC

                                                   OTHER COMMON STOCK HOLDERS

                                                       WADE, GOLDSTEIN, LANDAU,
                                                       ABRUZZO, MACKAREY, &
                                                       DAVIDSON PC



                                                         Jeffrey W. Bloch




                                                         Sylvia Blum

                                                         Mark R. Crosby




                                                         Henry Haimowitz




                                                         Ira L. Haimowitz




                                                         Stephen D. Houck



                                                         /s/ Thomas A. Humphreys
                                                         -----------------------
                                                         Thomas A. Humphreys




                                                         Byung-Kil Joe




                                                         Evan S. Lobel



                                                         William H. Lobel



                                                         Gregory McCurdy

                                                         Jim Metropolous




                                                         Michael Niro




                                                         Judith M. Schaaf




                                                         Eric Schumacher




                                                         Andrew Tobias




                                                         David J. Weinberger




                                                         Peter Wilson




                                                         Michael A. King

                                                         M. William Benedetto




                                                         Richard B. Black




                                                         M. Patrick Campbell




                                                         Colin G. Flemming




                                                         Arthur J. Gartland




                                                         John J. Graham




                                                         Ann McLaughlin

                                                         Charles B. Mobus




                                                         Timothy E. Needham




                                                         Russell P. Pennoyer




                                                         John J. Rydzewski




                                                         Phillip V. Valliere



                                                         Reginald F. Woods

                                                    FIRST STANFORD HEALTHOLOGY
                                                    PARTNERS LLC:





                                                        Jonathan H. Klein




                                                        Cecilio M. Rodriguez




                                                        Robert G. Tancredi




                                                        Patrick Campbell

                                   SCHEDULE I
                              EXISTING STOCKHOLDERS



----------------------------- ----------------------  --------------------------
    Name and Address              Number of Shares         Number of Shares
                                  of Common Stock    of Series A Preferred Stock
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
                                      6,087,030                   0
Steven Haimowitz, M.D.

119 W. 82nd St., Apt. 2
New York, NY  10024
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
Matthew Caleb, M.D.                   2,608,737                   0

2373 Broadway, Apt. 1426
New York, NY  10024
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
Spydre Technologies LLC                 325,000                   0

9 Hamilton Place, 4th Fl.
Boston, MA  02108
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
Gorann LLC                              675,000                   0

3 Sheridan Square, Suite 2M
New York, NY  10014
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
Franco Foti                             250,000                   0

68 Lambert Ridge
Cross River, NY  10518
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
Janice Lazo                             250,000                   0

361 Broadway, Suite 500
New York, NY  10013
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------
Brown & Wood Ventures                   166,667                   0

One World Trade Center
New York, NY  10048
----------------------------- ---------------------- ---------------------------
----------------------------- ---------------------- ---------------------------

                                      Sch-I

                                   SCHEDULE II
                                INVESTOR SCHEDULE



-----------------------------  -----------------------   -----------------------
                                   Number of Shares         Number of Shares
     Name and Address               of Series A               of Series B
                                  Preferred Stock            Preferred Stock
-----------------------------  -----------------------   -----------------------
-----------------------------  -----------------------   -----------------------

Le@p Technology, Inc.                3,050,880                      0
5601 North Dixie Highway
Suite 411,
Fort Lauderdale, FL  33334
Attn: Robert G. Tancredi

with a copy to:
Proskauer Rose LLP
1585 Broadway
New York, NY 10036
Attn: Stuart Rosow, Esq.
-----------------------------  -----------------------   -----------------------
-----------------------------  -----------------------   -----------------------

Communicade, Inc.                        0                      6,000,000
437 Madison Avenue
New York, New York 10022
-----------------------------  -----------------------   -----------------------
-----------------------------  -----------------------   -----------------------











                                     Sch-II